For Immediate Release
December 8, 2021

NW Natural Water to Double in Size through Acquisition of Far West’s Water and Wastewater Utilities in Arizona

PORTLAND, Ore., Dec. 8, 2021 – NW Natural Water Company, LLC (NW Natural Water), a wholly-owned subsidiary of Northwest Natural Holding Company (NYSE:NWN) (NW Natural Holdings), has agreed to purchase the water and wastewater utilities of Far West Water & Sewer, Inc. (Far West). Located in Yuma, Arizona, these utilities serve approximately 25,000 connections in the Foothills area and employ 48 people.

“Far West serves a community with many growth and development opportunities,” said Justin Palfreyman, NW Natural Water’s president. “This marks an exciting milestone, as we establish operations in our fifth state and continue to build a leading water and wastewater utility.”

“We’re very pleased to partner with NW Natural Water. It is a strong utility with a proven track record and an outstanding commitment to its customers,” added Andrew Capestro, Far West General Manager. “NW Natural Water’s industry expertise, reputation and financial capacity will be critical to meeting the needs of our growing community.”

“For more than 160 years, we’ve been providing safe, reliable and affordable utility services, and we look forward to providing that same exceptional service to the Foothills community,” said David H. Anderson, NW Natural Holdings’ president and CEO. “This acquisition allows us to continue to build the scale of our water and wastewater business, and we remain excited about the opportunities in this sector.”

Far West is NW Natural Water’s 19th announced acquisition since launching its water and wastewater utility strategy. Once all pending acquisitions close, NW Natural Water will provide water and wastewater services to approximately 130,000 people through over 52,000 connections. Its operations will span the Pacific Northwest, Texas and Arizona and represent approximately $200 million of cumulative investment in the water sector. This acquisition is projected to be accretive to earnings per share after the first full year of operations.

The pending acquisition is subject to customary closing conditions, including certain regulatory approvals. The transaction is expected to close in the second half of 2022.

About NW Natural Holdings
Northwest Natural Holding Company, (NYSE: NWN) (NW Natural Holdings), is headquartered in Portland, Oregon and has been doing business for over 160 years in the Pacific Northwest. It owns NW Natural Gas Company (NW Natural), NW Natural Water Company (NW Natural Water), NW Natural Renewables Holdings (NW Natural Renewables) and other business interests. We have a longstanding commitment to safety, environmental stewardship and the energy transition, and taking care of our employees and communities. Learn more in our latest ESG Report.

NW Natural is a local distribution company that currently provides natural gas service to approximately 2.5 million people in more than 140 communities through more than 780,000 meters in Oregon and Southwest Washington with one of the most modern pipeline systems in the nation. NW Natural consistently leads the industry with high J.D. Power & Associates customer satisfaction scores. NW Natural owns and operates 20 Bcf of underground gas storage capacity in Oregon.

NW Natural Water provides water distribution and wastewater services to communities throughout the Pacific Northwest and Texas. Once all pending acquisitions close, NW Natural Water will serve approximately 130,000 people through about 52,000 connections. Learn more about our water business at nwnaturalwater.com.

Additional information is available at nwnaturalholdings.com.

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Investor Contact: Nikki Sparley, 503-721-2530, nikki.sparley@nwnatural.com
Media Contact: David Roy, 503-610-7157, david.roy@nwnatural.com
FORWARD LOOKING STATEMENTS
This report, and other presentations made by NW Natural Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," “will” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, assumptions, estimates, expectations, expenses, future events, investments, expertise, reputation, customer and business growth and development, the water and wastewater utility strategy and the related pending acquisitions, acquisition integration, the likelihood, timing, circumstances and success associated with any transaction, financial results, accretion or financial projections, cumulative investments, strategic fit, revenues and earnings, performance, and other statements that are other than statements of historical facts.
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